UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

SECURED DIGITAL APPLICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25658	84-1357927
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

230 Park Avenue, 10th Floor, New York, NY	10169
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (212) 551 1747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 10, 2009, Valerie Looi, a Director and Corporate Secretary of  Secured Digital Applications, Inc. tendered her resignation as a Director and Corporate Secretary, effective March 11, 2009 for personal reasons.  She had served as a Director and Corporate Secretary of the Company since April 1999.  Her resignation was not due to any disagreement with the Company.

(d)  On March 11, 2009, the Board of Directors of the Company appointed Aik-Fun Chong, the Company’s Chief Accounting Officer,  to fill the vacancy created by the resignation of Ms. Looi. There is no arrangement pursuant to which Mr. Chong was selected as a director, and there are no related party transactions between the Company and Mr. Chong that are reportable under Item 404(a) of Regulation S-K.

Item 9.01.      Financial Statements and Exhibits

(c)	Exhibits.

17.1 Resignation letter dated March 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED DIGITAL APPLICATIONS, INC.

By: /s/ Patrick Soon-Hock Lim
Name: Patrick Soon-Hock Lim
Title: Chairman & Chief Executive Officer

Date:  March 13, 2009